UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 8, 2007

BPZ Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-12697	33-0502730
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

The information contained in Item 3.02 relating to the definitive agreements that were entered into in connection with a private placement by BPZ Energy, Inc. (the “Company”) is incorporated herein by reference.

Item 3.02            Unregistered Sales of Equity Securities.

On May 8, 2007 the Company completed the initial closing of a private placement of 6.7 million shares of common stock, no par value, to sixteen institutional and accredited investors pursuant to a Stock Purchase Agreement dated May 4, 2007. The final closing will occur once all conditions under the Stock Purchase Agreement have been satisfied.  The common stock was priced at $5.25 per share resulting in gross proceeds to the Company of approximately $35 million. In connection with the offer and sale of the common stock in the private placement, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 promulgated thereunder. The sale of common stock was made to accredited investors as defined in Regulation D, Rule 501(a), each of whom had adequate access to information pertaining to the Company. Furthermore, no advertisements or general solicitation activities were made or undertaken by the Company and the securities issued in the private placement are restricted as defined in Rule 144 of the Securities Act of 1933.

No warrants or dilutive securities will be issued to the investors in connection with the private placement.  The shares are being placed directly by the Company and there are no placement fees.  However, the Company retained Morgan Keegan & Company, Inc., as its financial advisor.  In return for its services, Morgan Keegan & Company, Inc. will receive an advisory fee of 2% of the gross proceeds of this transaction.

Under the Stock Purchase Agreement, the Company committed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the shares no later than 30 days after the closing, and will use its reasonable best efforts to obtain its effectiveness no later than 60 days after filing the registration statement, or in the event of SEC review of the registration statement, 90 days after filing.  The Company is subject to a potential maximum aggregate penalty of 18% of the purchase price or $6.3 million if the registration statement related to the offering is not filed or declared effective within the time-frames outlined above.  At the option of each investor, any penalties would be payable in cash or common stock of the Company.

Following the closing of this private placement, the Company has 61,167,869 shares of common stock issued and outstanding, with fully diluted shares of 74,824,869.

Item 7.01            Regulation FD Disclosure.

On May 9, 2007, the Company issued a press release announcing the closing of the private placement described in Item 3.02 above.  A copy of the press release, dated May 9, 2007, is furnished as Exhibit 99.1 to this report.

Item 9.01            Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Stock Purchase Agreement dated May 4, 2007.

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated May 9, 2007, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC.
(Registrant)

Dated: May 9, 2007	By:	/s/Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Vice President—Finance and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Stock Purchase Agreement dated May 4, 2007.

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated May 9, 2007, and furnished with this report.